Exhibit 99.1

Press Release

Spirit Realty Capital, Inc. Provides 2021 Preliminary Estimates and

Announces 2022 Guidance

Dallas, Texas, January 10, 2022 – Spirit Realty Capital, Inc. (NYSE: SRC) (“SRC” or “Spirit”), a premier net lease real estate investment trust (“REIT”) that invests in single-tenant, operationally essential real estate, provides 2021 preliminary estimates and announces 2022 guidance. An updated presentation, titled 'Spirit Guidance and Capital Deployment Update', has also been posted to the investor relations section of the Company's website.

“We are pleased with the strong execution that our acquisition, asset management and credit platforms delivered throughout 2021, particularly the high capital deployment volume produced in the fourth quarter. Given the team and systems we have in place at Spirit, and the visibility into our forward pipeline, we are accelerating the pace of our acquisitions and earnings growth in 2022,” stated Jackson Hsieh, President and Chief Executive Officer.

2021 PRELIMINARY ESTIMATES

•

Expected AFFO per share of $0.84 to $0.85 for the fourth quarter and $3.30 to $3.31 for the fiscal year. Expected AFFO per share of $3.24 to $3.25 for the fiscal year, excluding out of period earnings.

•	Invested $487.9 million in the fourth quarter at an initial weighted average cash yield of 6.38% and $1.3 billion in the fiscal year at an initial weighted average cash yield of 6.93%.
o	Acquired 92 properties in the fourth quarter through 28 transactions for $463.9 million with a weighted average lease term of 15.2 years, comprised of 59.5% retail and 40.5% industrial assets.
o

Acquired 166 properties in the fiscal year through 58 transactions for $1.2 billion with a weighted average lease term of 15.9 years, comprised of 40.0% industrial, 37.8% retail, 18.8% other and 3.4% office assets.

•

Generated $4.8 million in gross proceeds in the fourth quarter from the disposition of four vacant properties and $100.0 million in gross proceeds in the fiscal year from the disposition of 23 properties, with a weighted average capitalization rate of 4.42% on eight income producing properties.

•

Generated $200.2 million in gross proceeds in the fourth quarter from the issuance of 4.2 million shares of common stock and $549.3 million in gross proceeds in the fiscal year from the issuance of 12.6 million shares of common stock.

•	Issued $450.0 million of 2.10% Senior Unsecured Notes due 2028 and $350.0 million of 2.70% Senior Unsecured Notes due 2032 in the fiscal year.
•

Had corporate liquidity of $532.1 million as of December 31, 2021, comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts.

2022 GUIDANCE

The Company announced guidance for fiscal year 2022:

•	AFFO per share of $3.52 to $3.58
•	Capital deployment of $1.3 billion to $1.5 billion (comprising acquisitions and revenue producing capital expenditures)
•	Dispositions of approximately $100 million

The Company does not provide a reconciliation for its preliminary estimated ranges of AFFO per share for the fourth quarter or fiscal year ended December 31, 2021 or guidance range of AFFO per share for 2022 to net income available to common stockholders per share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per share, including, for example, gains/losses on debt extinguishment, impairments and other items that are outside the control of the Company.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2021, our diverse portfolio consisted of 1,915 owned properties across 48 states, with an aggregate leasable area of 46.7 million square feet within retail, industrial and other assets. Our properties were leased to 312 tenants operating in over 35 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Pierre Revol

(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit’s good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.